UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           May 5, 2016

ServisFirst Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36452	26-0734029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Shades Creek Parkway, Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

(205) 949-0302

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders.

(a)	On May 5, 2016, the Company held its Annual Meeting of Stockholders.

(b)	Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended; there was no solicitation in opposition to management’s nominees for directors as listed in the Proxy Statement and all such nominees for director listed in the Proxy Statement were elected. The final results of the voting for directors are set forth below:

Proposal 1

Election of Directors

Nominee	For	Withhold	Abstain	Broker non-votes
Stanley M. Brock	14,242,222	476,663	-	6,935,281
Thomas A. Broughton III	14,436,733	282,152	-	6,935,281
Joseph R. Cashio	14,428,883	290,002	-	6,935,281
James J. Filler	14,433,133	285,752	-	6,935,281
Michael D. Fuller	14,429,038	289,847	-	6,935,281
Hatton C.V. Smith	14,433,128	285,757	-	6,935,281

Described below are the other matters voted upon at the Annual Meeting and the final number of affirmative votes, negative votes and abstentions.

Proposal 2

Advisory vote on executive compensation - approved

For	Against	Abstain	Broker non-votes
14,326,048	356,766	36,071	6,935,281

 Proposal 3

Ratification of Dixon Hughes Goodman LLP as Independent Registered Public Accounting Firm

for the year ending December 31, 2016 - approved

For	Against	Abstain	Broker non-votes
21,591,236	32,599	30,331	-

Proposal 4

Amendment to Certificate of Incorporation to Increase Number of Authorized Shares of Common Stock - approved

For	Against	Abstain	Broker non-votes
19,683,151	1,882,785	88,230	-

As of the record date of the Annual Meeting, 26,148,698 shares of common stock were issued and outstanding, with 21,654,166 shares of common stock represented by proxies at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

Dated: May 6, 2016	By:	/s/ Thomas A. Broughton, III
Thomas A. Broughton, III
President and Chief Executive Officer